      As filed with the Securities and Exchange Commission on June 20, 2002

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                       UNITED STATES LIME & MINERALS, INC.
             (Exact name of registrant as specified in its charter)

                 TEXAS                                  75-0789226
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

    13800 MONTFORT DRIVE, SUITE 330
             DALLAS, TEXAS                                 75240
(Address of principal executive offices)                (Zip Code)


        UNITED STATES LIME & MINERALS, INC. 2001 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                TIMOTHY W. BYRNE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       UNITED STATES LIME & MINERALS, INC.
                         13800 MONTFORT DRIVE, SUITE 330
                               DALLAS, TEXAS 75240
                     (Name and address of agent for service)

                                 (972) 991-8400
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------
Title of securities to be    Amount to be registered      Proposed maximum           Proposed maximum        Amount of registration
       registered                      (1)            offering price per share   aggregate offering price              fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.10 per share             425,000                 $ 4.60(2)               $1,933,750(2)                 $179.87
                                       50,000                 $ 4.94(3)               $  247,000(3)                 $ 22.73
-----------------------------------------------------------------------------------------------------------------------------------
Total registration fee                                                                                              $202.60
-----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the United States Lime & Minerals, Inc. 2001 Long-Term Incentive Plan.

(2) Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee, on the basis of the average of the high and low per share sales prices of the Common Stock on June 17, 2002 as reported in the Nasdaq National Market.

(3) Computed pursuant to Rule 457(h) of the Securities Act for the purpose of calculating the registration fee, on the basis of the price at which an outstanding option may be exercised.

================================================================================


                       UNITED STATES LIME & MINERALS, INC.

                                 475,000 SHARES

                                  COMMON STOCK
                           ($0.10 PAR VALUE PER SHARE)

         This Prospectus relates to an aggregate of up to 475,000 shares (the "Shares") of common stock, $0.10 par value per share (the "Common Stock"), of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), which may be offered for sale from time to time by the selling shareholders named herein or to be named in the future by means of supplements to this Prospectus. The Shares offered hereby have been or will have been acquired under the Company's 2001 Long-Term Incentive Plan (the "2001 Plan").

         The selling shareholders and certain broker-dealers that participate in the offer and sale of the Shares on behalf of selling shareholders may be deemed to be "underwriters" for purposes of the Securities Act of 1933, as amended (the "Securities Act"), in which case commissions and profits received by such broker-dealers may be deemed to be underwriting commissions and discounts under the Securities Act. See "PLAN OF DISTRIBUTION." The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers, or agents. The Company will not receive any proceeds from the sale of the Shares by the selling shareholders.

         There is no assurance that any of the selling shareholders will sell any of the Shares or that all of the Shares will be sold. The Company's Common Stock trades in the Nasdaq National Market under the symbol USLM. On June 17, 2002, the closing price of the Company's Common Stock was $4.60 per share in the Nasdaq National Market.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                  The date of this Prospectus is June 20, 2002

                                   ----------

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby, nor shall there be any sale of the Shares, to any person in any jurisdiction in which it is unlawful to make such offer, solicitation, or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date of this Prospectus.

                                TABLE OF CONTENTS


Available Information ....................................................................................    2
Documents Incorporated by Reference ......................................................................    2
General Information ......................................................................................    3
Selling Shareholders .....................................................................................    3
Use of Proceeds ..........................................................................................    4
Plan of Distribution .....................................................................................    4
Experts ..................................................................................................    5

                              AVAILABLE INFORMATION

         The Company files periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such documents concerning the Company are available online through the Commission's Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the Commission's web site at http://www.sec.gov, and can also be inspected and copied, at prescribed rates, during normal business hours at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

         The Company has filed with the Commission a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Commission allows the Company to incorporate by reference into this Prospectus some of the information that we have filed with the Commission pursuant to the Exchange Act. The following documents are incorporated by reference and are deemed to be a part of this Prospectus:

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  2001;

         o Our Quarterly Report on Form 10-Q for the period ended March 31, 2002; and

         o The description of the Company's Common Stock contained in the registration statement on Form 8-A (File No. 0-4197) that we filed with the Commission on December 4, 1969, including any amendment or report filed for the purpose of updating such description.

         All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that it is modified or superseded by a statement contained in a subsequently filed document which also is incorporated by reference into this Prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide free of charge to each person to whom a copy of this Prospectus has been delivered, upon the oral or written request of such person, a copy of the documents that have been or may be incorporated by reference into this Prospectus (other than exhibits to such documents, unless the exhibit is specifically incorporated by reference to such documents). Requests should be directed to:

                     Timothy W. Byrne
                     President and Chief Executive Officer
                     United States Lime & Minerals, Inc.
                     13800 Montfort Drive, Suite 330
                     Dallas, Texas 75240
                     (972) 991-8400

                               GENERAL INFORMATION

         The business of the Company is the production and sale of lime and limestone products. The Company's executive offices are located at 13800 Montfort Drive, Suite 330, Dallas, Texas 75240, and its telephone number is
(972) 991-8400.

                              SELLING SHAREHOLDERS

         This Prospectus relates to shares of Common Stock that the selling shareholders have acquired or will acquire under the 2001 Plan. Each of the selling shareholders is a director or executive officer of the Company. The Shares to which this Prospectus relates may be "control securities" within the meaning of General Instruction C to Form S-8. Neither the statements in this Prospectus or in the related registration statement, nor the delivery of this Prospectus in connection with the disposition of Shares by any of the selling shareholders, will be an admission by the Company or any of the selling shareholders that the selling shareholder is in a control relationship with the Company.

         The table attached as Annex A sets forth, with respect to the selling shareholders and based on the information available to us as of the date thereof, the name and position of each selling shareholder, the number of shares of Common Stock owned, the number of Shares available for resale under this Prospectus, and the number and percent of our outstanding shares of Common Stock that will be owned after giving effect to this offering. We do not know whether any of the selling shareholders will sell any or all of the Shares offered by this Prospectus. The inclusion of

Shares in the table in Annex A does not constitute a commitment to sell any Shares by any of the selling shareholders named therein.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of any of the Shares by the selling shareholders.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the selling shareholders or by their respective pledgees, donees, transferees, or other successors in interest. Such sales may be made in the Nasdaq National Market, otherwise in the over-the-counter market, on one or more securities exchanges, or otherwise at prices and at terms then prevailing, at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation:

     o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o A block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o Purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus;

     o   An exchange distribution in accordance with the rules of such exchange;
         and

     o Face-to-face transactions between sellers and purchasers with or without a broker-dealer.

         In effecting sales of the Shares, broker-dealers engaged by the selling shareholders may arrange for the participation of other broker-dealers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from the selling shareholders in amounts to be negotiated immediately prior to the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

         Once the Company has been notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, exchange or secondary distribution, or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: the participating broker-dealer(s); the number of Shares involved; the price at which such Shares were sold; the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus (as supplemented); and other facts material to the transaction.

         In addition to any sales of Shares under this Prospectus, the selling shareholders may, at the same time, sell any shares of Common Stock owned by them, including Shares covered by this Prospectus, pursuant to Rule 144 under the Securities Act.

         There is no assurance that the selling shareholders will sell any or all of the Shares offered hereby.

         The Company will pay all expenses incident to the offering and sale of the Shares pursuant to this Prospectus other than commissions and discounts of underwriters, dealers, or agents.

                                     EXPERTS

         The consolidated financial statements of United States Lime & Minerals, Inc. incorporated by reference in United States Lime & Minerals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.


ANNEX A

                              SELLING SHAREHOLDERS

         The following table sets forth, as of June 18, 2002, the name of each selling shareholder, the nature of any position, office, or other material relationship which the selling shareholder has had within the past three years with the Company and its affiliates, the number of shares of Common Stock owned by the selling shareholder prior to the offering described in the Prospectus, the number of Shares that may be offered and sold for the selling shareholder's account pursuant to this Prospectus, and the amount and percentage of Common Stock to be owned by the selling shareholder after completion of the offering:


                           Common Stock Owned      Shares to be Sold
Name and Position         Before This Offering     in This Offering       Common Stock to be Owned After This Offering
-----------------         --------------------     ----------------      ----------------------------------------------
                                                                         Number of Shares     Percent of Outstanding(4)
                                                                         ----------------     -------------------------
Timothy W. Byrne,              96,000(1)             50,000(2)               46,000(3)              LESS THAN 1%
President and Chief
Executive Officer


(1) This number includes shares of Common Stock owned directly by the selling shareholder, 50,000 shares subject to unexercised options awarded under the 2001 Plan, and 30,000 shares subject to unexercised options awarded under the Company's 1992 Stock Option Plan, as Amended (the "1992 Plan"), and does not include 6,845 shares allocated to the selling shareholder under the Company's Employee Stock Ownership Plan, which was merged with the Company's 401(k) profit-sharing plan effective July 31, 1999 (the "401(k) Plan").

(2) This number includes 50,000 shares issuable upon exercise of options granted under the 2001 Plan.

(3) This is the number of shares of Common Stock that the selling shareholder would own if all of the shares being offered under this Prospectus were sold and includes 30,000 shares subject to unexercised options awarded under the 1992 Plan and does not include 6,845 shares allocated to the selling shareholder under the Company's 401(k) Plan.

(4) Percentage is based upon 5,799,845 shares of Common Stock outstanding as of June 18, 2002.

         The selling shareholder named above may be deemed to be an "affiliate" of the Company, as that term is defined under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

         Omitted pursuant to Rule 428 and Form S-8.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to Rule 428 and Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference and are deemed to be a part of this registration statement:

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  2001;

         o Our Quarterly Report on Form 10-Q for the period ended March 31, 2002; and

         o The description of the Company's Common Stock contained in the registration statement on Form 8-A (File No. 0-4197) that we filed with the Commission on December 4, 1969, including any amendment or report filed for the purpose of updating such description.

         All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that it is modified or superseded by a statement contained in a subsequently filed document which also is incorporated by reference into this registration statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 2.02-1 of the Texas Business Corporation Act, as amended, authorizes the Company to indemnify our officers and directors and certain other persons in certain instances. In addition, Section 2.02-1 and our Bylaws require that we indemnify any director or officer against reasonable expenses he incurs in connection with a wholly successful defense of a proceeding in which he is a named defendant or respondent because he is or was a director or officer. This indemnification will only occur with the determination that the person (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity as our director or officer, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (iii), in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the director or officer is found liable to us or is found liable on the basis that personal benefit was improperly received, the indemnification shall be limited to reasonable expenses actually incurred in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

         Section 2.02-1 and our Bylaws generally require determinations that the person to be indemnified has satisfied the prescribed conduct and belief standards, as determined by directors who are not themselves then named defendants or respondents in the proceeding, by a special legal counsel selected by the Board of Directors or a committee thereof, or by shareholders in a vote that excludes the shares held by directors and officers who are named defendants or respondents in the proceeding.

         The Bylaws further require us to pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding. We must also advance reasonable expenses to a director or officer upon receipt of a good faith affirmation by him that he has met the standard of conduct necessary for indemnification and a written undertaking to repay such advances if it is ultimately determined that he has not met those requirements.

         The Bylaws permit us to indemnify and advance expenses to an officer, employee, or agent to such further extent as may be consistent with law, including persons serving another entity in various capacities at our request. The Bylaws also authorize us to purchase and maintain insurance or make other arrangements on behalf of directors, officers, employees, and agents against or in respect of liabilities.

         Any indemnification of or advance of expenses to a director under the Bylaws or any statute must be reported in writing to shareholders not later than the notice of the next shareholders' meeting or the next submission to shareholders of a consent to action without a meeting and, in any event, within the 12-month period immediately following the indemnification or advance.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         The following is a list of all exhibits filed as a part of this registration statement.

         EXHIBIT           DESCRIPTION

          5.1              Opinion of Morgan, Lewis & Bockius LLP.

         23.1              Consent of Ernst & Young LLP.

         23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 to this registration statement).

         24.1 Power of Attorney (included on the signature page of this registration statement).

ITEM 9.           UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act; each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, United States Lime & Minerals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 19th day of June, 2002.

                              UNITED STATES LIME & MINERALS, INC.


                                   By:    /s/ Timothy W. Byrne
                                          -------------------------------------
                                   Name:  Timothy W. Byrne
                                   Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Timothy W. Byrne as his true and lawful attorney-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments and all other related documents) necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                                Title                                         Date
---------                                -----                                         ----


/s/ Timothy W. Byrne                     President and Chief Executive Officer,        June 19, 2002
---------------------------              Director (Principal Executive and Financial
Timothy W. Byrne                         Officer)


/s/ Edward A. Odishaw                    Director and Chairman of the Board            June 19, 2002
---------------------------
Edward A. Odishaw

/s/ Antoine M. Doumet                    Director and Vice Chairman of the Board       June 19, 2002
---------------------------
Antoine M. Doumet


Signature                                Title                                         Date
---------                                -----                                         ----

/s/ John J. Brown                        Director                                      June 19, 2002
---------------------------
John J. Brown

/s/ Wallace G. Irmscher                  Director                                      June 19, 2002
---------------------------
Wallace G. Irmscher

/s/ Richard W. Cardin                    Director                                      June 19, 2002
---------------------------
Richard W. Cardin

                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
------            -----------

 5.1              Opinion of Morgan, Lewis & Bockius LLP.

23.1              Consent of Ernst & Young LLP.

23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 to this registration statement).

24.1 Power of Attorney (included on the signature page of this registration statement).